As filed with the Securities and Exchange Commission on December 11, 2006
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Symantec Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware	77-0181864
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

20330 Stevens Creek Blvd.
Cupertino, California 95014-2132
(408) 517-8000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Arthur F. Courville	Copy To:
Executive Vice President, General Counsel and	Daniel J. Winnike, Esq.
Secretary	Fenwick & West LLP
20330 Stevens Creek Blvd.	Silicon Valley Center
Cupertino, California 95014-2132	801 California Street
(408) 517-8000	Mountain View, California 94041
(Name, Address, Including Zip Code, and Telephone	(650) 988-8500
Number, Including Area Code, of Agent for Service)

Approximate date of commencement of proposed sale to the public:  From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount	Offering	Aggregate	Registration
Securities to be Registered	to be Registered	Price per Unit	Offering Price	Fee
Common Stock, $0.01 par value per share (including attached Preferred Share Purchase Rights), Preferred Stock, $0.01 par value per share, Debt Securities and Warrants	(1),(2)	(1),(2)	(1),(2)	(3)

(1)	Omitted pursuant to Form S-3 General Instruction II.E.
(2)	Such indeterminate number or amount of common stock, preferred stock, debt securities and warrants is being registered as may from time to time be resold at indeterminate prices. This Registration Statement also includes such indeterminate amount of common stock, preferred stock and debt securities as may be resold from time to time upon exercise of warrants or conversion of convertible securities being registered hereunder.
(3)	Deferred in reliance upon Rule 456(b) and Rule 457(r).

PROSPECTUS

Common Stock
Preferred Stock
Debt Securities
Warrants

This prospectus of Symantec Corporation relates to the potential resale from time to time by the selling securityholders to be named in any accompanying prospectus supplement of some or all of the securities acquired from us or that will be acquired from us by such selling securityholders from time to time in unregistered private offerings. These securities may be offered independently or together in any combination for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future date.

When any selling securityholder intends to offer securities under this prospectus, we will provide a supplement to this prospectus describing the specific terms of the specific securities. The supplement may add, update or change information contained in this prospectus. You should carefully read this prospectus and the accompanying prospectus supplement before you decide to invest in any of these securities.

The selling securityholders may offer and sell the following securities:

•	common stock;

•	preferred stock;

•	debt securities; and/or

•	warrants.

We will receive no proceeds from any sale by the selling securityholders of the securities covered by this prospectus and any accompanying prospectus supplement, but in some cases we have agreed to pay certain registration expenses.

THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Our common stock is traded on the NASDAQ Global Select Market under the symbol “SYMC.”

See “Risk Factors” beginning on page 3 in this prospectus, as well as in supplements to this prospectus, for a discussion of certain risks that you should consider before buying any securities hereunder.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts.

The date of this prospectus is December 11, 2006.

You should rely only on the information contained or incorporated by reference in this prospectus and in any supplement to this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus and the accompanying prospectus supplement is accurate as of the date on their respective covers. Our business, financial condition, results of operations and prospects may have changed since that date.

When used in this prospectus, the terms “Symantec,” “we,” “our” and “us” refer to Symantec Corporation and its consolidated subsidiaries, unless otherwise specified.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using the “shelf” registration process. Under this shelf registration process, selling securityholders may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities selling securityholders may offer.

Each time selling securityholders sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, information in this prospectus will be superseded by the information in the prospectus supplement. You should read both this prospectus and such prospectus supplement together with additional information described under the heading “Where You Can Find Additional Information.”

The prospectus supplement will describe the terms of the securities offered, any initial public offering price, the manner of distribution and any underwriting compensation and the other specific material terms related to the offering of these securities. For more detail on the terms of the securities, you should read the exhibits filed with or incorporated by reference in our registration statement of which this prospectus forms a part.

References to “securities” include any security that selling securityholders might sell under this prospectus or any prospectus supplement.

This prospectus and any prospectus supplement contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to in this prospectus and any prospectus supplement have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus and any prospectus supplement is a part (or an amendment to the registration statement of which this prospectus and any prospectus supplement forms a part), and you may obtain copies of those documents as described below under “Where You Can Find Additional Information.”

Because we are a well-known seasoned issuer, as defined in Rule 405 of the Securities Act of 1933, as amended, or the Securities Act, we may add to this prospectus and offer additional securities by filing a prospectus supplement with the SEC at the time of the offer of those securities.

FORWARD-LOOKING STATEMENTS

All statements included or incorporated by reference in this prospectus and any accompanying prospectus supplement, other than statements of historical facts, that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements. This prospectus and any accompanying prospectus supplement contain forward-looking statements that are based on current expectations, estimates, forecasts and projections about us, our future performance, our business, our beliefs and our management’s assumptions. In addition, we, or others on our behalf, may make forward-looking statements in press releases or written statements, or in our communications and discussions with investors and analysts in the normal course of business through meetings, webcasts, phone calls and conference calls. Words such as “expect,” “anticipate,” “outlook,” “could,” “target,” “project,” “intend,” “plan,” “believe,” “seek,” “estimate,” “should,” “may,” “assume,” or “continue,” and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. We describe some of the risks, uncertainties and assumptions that could affect our business including our financial condition and results of operations, in “Part I, Item 1A. Risk Factors” in our annual reports on Forms 10-K and in “Part II, Item 1A. Risk Factors” in our quarterly reports on Forms 10-Q, which you may obtain as described under “Where You Can Find Additional Information” below. We may update our descriptions of such risks, uncertainties and assumptions in any prospectus supplement. We have based our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecast by our forward-looking statements. Reference is made in particular to forward-looking statements regarding projections of our future financial performance, capital resources, anticipated growth and trends in our businesses and in our industries, the anticipated impact of our acquisitions, and other characterizations of future events or circumstances. Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus and any accompanying prospectus supplement, whether as a result of new information, future events, changes in assumptions or otherwise.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

We maintain a website at www.symantec.com. The information contained on our website is not incorporated by reference in this prospectus and any accompanying prospectus supplement and you should not consider it a part of this prospectus and any accompanying prospectus supplement.

This prospectus and any accompanying prospectus supplement incorporates important business and financial information about us that is not included in or delivered with this prospectus or any accompanying prospectus supplement. The information incorporated by reference is considered to be part of this prospectus and any accompanying prospectus supplement, except for any information superseded by information in this prospectus or any accompanying prospectus supplement. This prospectus and any accompanying prospectus supplement incorporates by reference the documents set forth below that have previously been filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended March 31, 2006;

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2006 and September 29, 2006;

•	our Current Reports on Form 8-K filed on April 17, 2006, April 27, 2006, May 15, 2006, June 12, 2006, June 13, 2006, June 15, 2006, June 16, 2006, July 18, 2006, September 13, 2006, October 24, 2006, and December 11, 2006;

•	the description of our common stock contained in our registration statement on Form 8-A filed May 24, 1989 (including any amendment or report filed for the purpose of updating that description); and

•	the description of our preferred stock purchase rights contained in our registration statement on Form 8-A filed August 19, 1998 (including any amendment or report filed for the purpose of updating that description).

In addition to the items listed above, we are also incorporating by reference additional documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, after the date of this prospectus or any accompanying prospectus supplement through the completion of the offering. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including our compensation committee report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.

As previously reported, beginning in fiscal 2007, we consolidated our Enterprise Security, Data Protection and Storage and Server Management segments into two segments. Pursuant to SEC guidance, we have recast in a Current Report on Form 8-K, filed on December 11, 2006, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Audited Consolidated Financial Statements that are contained in our Annual Report on Form 10-K for the fiscal year ended March 31, 2006, to reflect this change in reportable segments. The revised “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Audited Consolidated Financial Statements so contained in the Current Report on Form 8-K, which is incorporated by reference in this prospectus, supersede the corresponding sections of our Annual Report on Form 10-K for the fiscal year ended March 31, 2006.

You may request a copy of any documents incorporated by reference in this prospectus and any accompanying prospectus supplement, at no cost, by writing or telephoning us at the following address and telephone number:

Symantec Corporation
Attn: Investor Relations
20330 Stevens Creek Boulevard
Cupertino, California 95014
(408) 517-8000

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

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SYMANTEC CORPORATION

Symantec is the world leader in providing a wide range of solutions to help individuals and enterprises assure the security, availability, and integrity of their information technology infrastructure as well as the information itself. We primarily operate in two growing, diversified markets within the software sector: the secure content management market and the storage software market. The secure content management market includes products that protect consumers and enterprises from threats to personal computers, computer networks, and electronic information. The storage software market includes products that archive, protect, and recover business-critical data. We believe that these markets are converging as customers increasingly require both secure content management and storage solutions in order to safeguard their information technology infrastructure, information and interactions.

Founded in 1982, we are incorporated in Delaware. Our principal executive offices are located at 20330 Stevens Creek Boulevard, Cupertino, California 95014. Our telephone number at that location is (408) 517-8000. Our home page on the Internet is www.symantec.com. Other than the information expressly set forth in this prospectus, the information contained, or referred to, on our website is not part of this prospectus or any accompanying prospectus supplement.

RISK FACTORS

Before you invest in any of our securities, in addition to the other information, documents or reports incorporated by reference in this prospectus and in the applicable prospectus supplement, you should carefully consider the risk factors set forth in the section entitled “Risk Factors” in any prospectus supplement as well as in “Part I, Item 1A. Risk Factors,” in our most recent annual report on Form 10-K, and in “Part II, Item 1A. Risk Factors,” in our most recent quarterly report on Form 10-Q filed subsequent to such Form 10-K, which are incorporated by reference into this prospectus and the applicable prospectus supplement in their entirety, as the same may be updated from time to time by our future filings under the Exchange Act. Each of the risks described in these sections and documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a loss of your investment.

USE OF PROCEEDS

We are filing the registration statement of which this prospectus is a part to permit the holders of our securities described in the section entitled “Selling Securityholders” of the applicable accompanying prospectus supplement to resell such securities. We will not receive any of the proceeds from any resales of securities from time to time by any selling securityholder.

DIVIDEND POLICY

Symantec has never declared or paid any cash dividends on its capital stock. We do not anticipate paying any cash dividends on our capital stock in the foreseeable future.

RATIO OF EARNINGS TO FIXED CHARGES

						Six Months
						Ended
	Year Ended March 31,					September 30,
	2002	2003	2004	2005	2006	2006

Ratio of earnings to fixed charges	4.52x	15.59x	22.50x	49.83x	11.86x	14.02x

For these ratios, “earnings” is computed by adding income before income taxes and fixed charges. Fixed charges consist of interest expense, amortized discounts, capitalized expenses related to indebtedness, and estimated interest included in rental expense.

In June 2006, we raised $2.1 billion of cash proceeds by issuing convertible notes in a private placement. Of the $2.1 billion convertible notes, $1.1 billion pay interest at 0.75% per annum and are due in 2011 and $1.0 billion pay interest at 1.00% per annum and are due in 2013. The notes are convertible into cash, and, under certain terms and conditions, shares of our common stock, based on a conversion rate of 52.2951 shares of common stock per $1,000 principal amount of notes (which conversion rate is subject to adjustment in certain circumstances).

SELLING SECURITYHOLDERS

Selling securityholders are persons or entities that, directly or indirectly, have acquired or will acquire from us from time to time our common stock or preferred stock, our debt securities or our warrants, or a combination of the foregoing, in one or more unregistered private offerings. Such selling securityholders are or will be parties to registration rights agreements with us, or we otherwise have agreed or will agree to register their securities for resale. The initial purchasers of our securities, as well as their transferees, pledgees, donees or successors, all of whom we refer to as selling securityholders, may from time to time offer and sell the securities pursuant to this prospectus or any applicable prospectus supplement.

The selling securityholders may offer all or some portion of the securities they hold. To the extent that any of the selling securityholders are broker-dealers, they are deemed to be, under interpretations of the SEC, “underwriters” within the meaning of the Securities Act of 1933, as amended.

The applicable prospectus supplement will set forth the name of each selling securityholder and the number and type of our securities beneficially owned by such selling securityholder that are covered by such prospectus supplement. The applicable prospectus supplement will also disclose whether any selling securityholder has held any position or office with, has been employed by or otherwise has had a material relationship with us during the three years prior to the date of the prospectus supplement.

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PLAN OF DISTRIBUTION

We are registering the securities to provide the selling securityholders with freely tradable securities, but the registration of these securities does not necessarily mean that any of these securities will be offered or sold by the holders.

We will not receive any proceeds from the sale of the securities by the selling securityholders, but we have agreed, in certain cases, to pay the following expenses of the registration of such securities:

•	all registration and filing fees;

•	fees and expenses for complying with federal and state securities laws and NASD rules and regulations, including reasonable fees and disbursements of counsel in connection with blue sky qualifications; and

•	all fees and expenses incurred in connection with the listing, if any, of any of the securities on any securities exchange or exchanges.

We have no obligation to pay any underwriting fees, discounts or commissions attributable to the resale of the securities by the selling securityholders. We also have no obligation to pay any out-of-pocket expenses of the selling securityholders, or the agents who manage their accounts, or any transfer taxes relating to the registration or sale of the securities contemplated hereby.

The selling securityholders may from time to time sell the securities covered by this prospectus and any accompanying prospectus supplement directly to purchasers. Alternatively, the selling securityholders may from time to time offer such securities through dealers or agents, who may receive compensation in the form of commissions from the selling securityholders and for the purchasers of such securities for whom they may act as agent. The securities may be sold in one or more transactions at fixed prices, at prevailing market prices, at prices related to the prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in cross, block or other types of transactions:

•	on any national securities exchange or U.S. inter-dealer system of a registered national securities association on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether the options are listed on an options exchange or otherwise;

•	through the settlement of short sales; or

•	through any other legally available means.

In addition, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 or Rule 144A promulgated under the Securities Act may be sold under Rule 144 or Rule 144A rather than pursuant to this prospectus.

The selling securityholders and any dealers or agents that participate in the distribution of such securities may be deemed to be “underwriters” within the meaning of the Securities Act and any profit on the resale of the securities by them and any commissions received by any of these dealers or agents might be deemed to be underwriting commissions under the Securities Act.

In connection with distribution of the securities covered by this prospectus:

•	the selling securityholders may enter into hedging transactions with broker-dealers;

•	the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with the selling securityholders;

•	the selling securityholders may sell the securities short and deliver the securities to close out these short positions;

•	the selling securityholders may enter into option or other transactions with broker-dealers that involve the delivery of the securities to the broker-dealers, who may then resell or otherwise transfer the securities; and

•	the selling securityholders may loan or pledge the securities to a broker-dealer or other person or entity and the broker-dealer or other person or entity may sell the securities so loaned or upon a default may sell or otherwise transfer the pledged securities.

Persons participating in the distribution of the securities offered by this prospectus may engage in transactions that stabilize the price of the securities. The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of the securities in the market and to the activities of the selling securityholders.

To the extent required, the securities to be sold, the names of the selling securityholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part.

LEGAL MATTERS

Unless otherwise specified in the prospectus supplement accompanying this prospectus, in connection with particular offerings of the securities in the future, the validity of those securities will be passed upon for us by Fenwick & West LLP.

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EXPERTS

The consolidated financial statements of Symantec Corporation and subsidiaries as of March 31, 2006 and 2005, and for each of the years in the three-year period ended March 31, 2006, and the related financial statement schedule, appearing in the current report on Form 8-K of Symantec Corporation dated December 11, 2006, and Symantec Corporation management’s assessment of the effectiveness of internal control over financial reporting as of March 31, 2006, appearing in the annual report on Form 10-K of Symantec Corporation for the fiscal year ended March 31, 2006, have been audited by KPMG LLP, independent registered public accounting firm, as set forth in their reports thereon.

The report dated June 8, 2006, on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of March 31, 2006, expresses the opinion of KPMG LLP that Symantec Corporation did not maintain effective internal control over financial reporting as of March 31, 2006 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that Symantec Corporation has identified a material weakness with respect to the internal controls over financial reporting related to accounting for income taxes.

Such consolidated financial statements, financial statement schedule, and management’s assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Set forth below are the expenses, other than underwriting discounts and commissions, to be incurred by the Registrant in connection with the issuance and distribution of the securities being registered. All amounts set forth below are estimated.

Securities Act Registration Fee	$	*
Legal Fees and Expenses		$40,000
Printing Expenses		$10,000
Accounting Fees and Expenses		$12,000
Miscellaneous		$8,000

Total		$70,000

*	Deferred in accordance with Rules 456(b) and 457(r).

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law (the “DGCL”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

As permitted by Sections 102(b)(7) and 145 of the DGCL, the Registrant’s Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to the Registrant or its stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;

•	under Section 174 of the DGCL regarding unlawful dividends and stock purchases; and

•	for any transaction from which the director derived an improper personal benefit.

Article 7 of the Registrant’s Amended and Restated Certificate of Incorporation, as amended, limits the liability of directors to the fullest extent permitted by Section 102(b)(7).

As permitted by the DGCL, the Registrant’s Bylaws provide that:

•	the Registrant is required to indemnify its directors and officers to the fullest extent permitted by the DGCL, subject to limited exceptions;

•	the Registrant is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to limited exceptions; and

•	the rights conferred in the Bylaws are not exclusive.

The Registrant has entered into Indemnity Agreements with each of its current directors and officers to give such directors and officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant’s Certificate of Incorporation and Bylaws and to provide additional procedural protections.

The Registrant maintains directors’ and officers’ liability insurance that includes coverage for public securities matters, subject to the policy terms and conditions.

See also the undertakings set out in response to Item 17.

Reference is made to the following documents filed as exhibits to this Registration Statement regarding relevant indemnification provisions described above and elsewhere herein:

Exhibit Document	Number

Amended and Restated Certificate of Incorporation of Symantec Corporation	4.01
Certificate of Amendment of Amended and Restated Certificate of Incorporation of Symantec Corporation	4.02
Bylaws of Symantec Corporation	4.04

In addition, the Registrant has entered into various merger agreements and registration rights agreements in connection with its acquisitions of and mergers with various companies and its financing activities under which the parties to those agreements have agreed to indemnify the Registrant and its directors, officers, employees and controlling persons against specified liabilities.

ITEM 16.	EXHIBITS

INDEX

Exhibit			Incorporated by Reference				Filed
Number		Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith

1	.01*	Form of Underwriting Agreement
4.01		Amended and Restated Certificate of Incorporation of Symantec Corporation	S-8	333-119872	4.01	10/21/04
4.02		Certificate of Amendment of Amended and Restated Certificate of Incorporation of Symantec Corporation	S-8	333-126403	4.03	07/06/05
4.03		Certificate of Designations of Series A Junior Participating Preferred Stock of Symantec Corporation	8-K	000-17781	3.01	12/21/04
4.04		Bylaws of Symantec Corporation	8-K	000-17781	3.01	01/23/06
4	.05*	Form of Indenture
4	.06*	Form of Indenture Security (included in Exhibit 4.05)
4.07		Form of Common Stock Certificate					X
4.08		Form of Preferred Stock Certificate	8-A	000-17781	4.1	08/19/98
4	.09*	Form of Warrant Agreement and Warrant Certificate
4.10		Rights Agreement, dated as of August 12, 1998, between Symantec Corporation and BankBoston, N.A., as Rights Agent, which includes as Exhibit A, the Form of Certificate of Designations of Series A Junior Participating Preferred Stock, as Exhibit B, the Form of Right Certificate, and as Exhibit C, the Summary of Rights to Purchase Preferred Shares	8-A	000-17781	4.1	08/19/98
4.11		Indenture related to the 0.75% Convertible Senior Notes, due 2011, dated as of June 16, 2006, between Symantec Corporation and U.S. Bank National Association, as trustee (including form of 0.75% Convertible Senior Notes due 2011)	8-K	000-17781	4.01	06/16/06
4.12		Indenture related to the 1.00% Convertible Senior Notes, due 2013, dated as of June 16, 2006, between Symantec Corporation and U.S. Bank National Association, as trustee (including form of 1.00% Convertible Senior Notes due 2013)	8-K	000-17781	4.02	06/16/06
4.13		Registration Rights Agreement, dated as of June 16, 2006, among Symantec Corporation and Citigroup Global Markets, Inc., Morgan Stanley & Co. Incorporated, and UBS Securities, LLC, for themselves and the other Initial Purchasers	8-K	000-17781	4.03	06/16/06
5.01		Opinion of Fenwick & West LLP					X
12.01		Statement of Computation of Ratio of Earnings to Fixed Charges					X
23.01		Consent of KPMG LLP, Independent Registered Public Accounting Firm					X
23.02		Consent of Fenwick & West LLP (included in Exhibit 5.01)					X
24.01		Power of Attorney (incorporated by reference to the signature page hereto)					X
25.01		Statement of Eligibility and Qualification of Trustee under the Trust Indenture Act of 1939, as amended, on Form T-1					X
25.02		Statement of Eligibility and Qualification of Trustee under the Trust Indenture Act of 1939, as amended, on Form T-1					X

*	To be filed by amendment or incorporated by reference in connection with the offering of the offered securities.

ITEM 17.	UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the

Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than for the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cupertino, State of California, on the date set forth below.

SYMANTEC CORPORATION

By:	/s/ John W. Thompson
John W. Thompson
Chairman of the Board and
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN AND WOMEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John W. Thompson, James A. Beer and Arthur F. Courville, or any of them, his attorney-in-fact, each with the power of substitution and re-substitution, for him in any and all capacities, to sign any amendments and post-effective amendments to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ John W. Thompson John W. Thompson	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	December 8, 2006

/s/ James A. Beer James A. Beer	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	December 8, 2006

/s/ Stephen C. Markowski Stephen C. Markowski	Vice President of Finance and Chief Accounting Officer (Principal Accounting Officer)	December 8, 2006

/s/ Michael Brown Michael Brown	Director	December 8, 2006

/s/ William T. Coleman III William T. Coleman III	Director	December 8, 2006

/s/ David L. Mahoney David L. Mahoney	Director	December 8, 2006

/s/ Robert S. Miller Robert S. Miller	Director	December 8, 2006

George Reyes	Director

/s/ David J. Roux David J. Roux	Director	December 8, 2006

/s/ Daniel H. Schulman Daniel H. Schulman	Director	December 8, 2006

/s/ V. Paul Unruh V. Paul Unruh	Director	December 8, 2006

Exhibit Index

Exhibit			Incorporated by Reference				Filed
Number		Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith

1	.01*	Form of Underwriting Agreement
4.01		Amended and Restated Certificate of Incorporation of Symantec Corporation	S-8	333-119872	4.01	10/21/04
4.02		Certificate of Amendment of Amended and Restated Certificate of Incorporation of Symantec Corporation	S-8	333-126403	4.03	07/06/05
4.03		Certificate of Designations of Series A Junior Participating Preferred Stock of Symantec Corporation	8-K	000-17781	3.01	12/21/04
4.04		Bylaws of Symantec Corporation	8-K	000-17781	3.01	01/23/06
4	.05*	Form of Indenture
4	.06*	Form of Indenture Security (included in Exhibit 4.05)
4.07		Form of Common Stock Certificate					X
4.08		Form of Preferred Stock Certificate	8-A	000-17781	4.1	08/19/98
4	.09*	Form of Warrant Agreement and Warrant Certificate
4.10		Rights Agreement, dated as of August 12, 1998, between Symantec Corporation and BankBoston, N.A., as Rights Agent, which includes as Exhibit A, the Form of Certificate of Designations of Series A Junior Participating Preferred Stock, as Exhibit B, the Form of Right Certificate, and as Exhibit C, the Summary of Rights to Purchase Preferred Shares	8-A	000-17781	4.1	08/19/98
4.11		Indenture related to the 0.75% Convertible Senior Notes, due 2011, dated as of June 16, 2006, between Symantec Corporation and U.S. Bank National Association, as trustee (including form of 0.75% Convertible Senior Notes due 2011)	8-K	000-17781	4.01	06/16/06
4.12		Indenture related to the 1.00% Convertible Senior Notes, due 2013, dated as of June 16, 2006, between Symantec Corporation and U.S. Bank National Association, as trustee (including form of 1.00% Convertible Senior Notes due 2013)	8-K	000-17781	4.02	06/16/06
4.13		Registration Rights Agreement, dated as of June 16, 2006, among Symantec Corporation and Citigroup Global Markets, Inc., Morgan Stanley & Co. Incorporated, and UBS Securities, LLC, for themselves and the other Initial Purchasers	8-K	000-17781	4.03	06/16/06
5.01		Opinion of Fenwick & West LLP					X
12.01		Statement of Computation of Ratio of Earnings to Fixed Charges					X
23.01		Consent of KPMG LLP, Independent Registered Public Accounting Firm					X
23.02		Consent of Fenwick & West LLP (included in Exhibit 5.01)					X
24.01		Power of Attorney (incorporated by reference to the signature page hereto)					X
25.01		Statement of Eligibility and Qualification of Trustee under the Trust Indenture Act of 1939, as amended, on Form T-1					X
25.02		Statement of Eligibility and Qualification of Trustee under the Trust Indenture Act of 1939, as amended, on Form T-1					X

*	To be filed by amendment or incorporated by reference in connection with the offering of the offered securities.